UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2021 (May 6, 2021)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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200 Oceangate, Suite 100,	Long Beach,	California	90802
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.

☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 6, 2021, Molina Healthcare, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders. At the meeting, a total of 53,814,648 shares were voted, representing 92.17% of the 58,381,480 shares outstanding as of the March 9, 2021 record date.
With regard to Proposal No. 1 for the election of three Class I and three Class III directors to hold office until the 2022 annual meeting, the stockholders voted as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Daniel Cooperman (Class I)	50,428,784	1,148,187	22,078	2,215,599
Stephen H. Lockhart (Class I)	51,498,023	63,668	37,358	2,215,599
Richard M. Schapiro (Class I)	51,346,514	214,901	37,634	2,215,599
Ronna E. Romney (Class III)	50,447,230	1,132,852	18,967	2,215,599
Dale B. Wolf (Class III)	51,300,063	278,602	20,384	2,215,599
Joseph M. Zubretsky (Class III)	51,501,401	79,231	18,417	2,215,599
With regard to Proposal No. 2 for the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,939,394	639,286	20,369	2,215,599
With regard to Proposal No. 3 for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021, the stockholders voted as follows:

Votes For	Votes Against	Abstentions
52,406,972	1,393,267	14,409

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	May 11, 2021	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary